As filed with the Securities and Exchange Commission on March 1, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Concert Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4839882
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 500 Lexington, MA 02421	02421
(Address of Principal Executive Offices)	(Zip Code)
2014 Stock Incentive Plan
(Full Title of the Plan)
Roger D. Tung, Ph.D.
President and Chief Executive Officer
99 Hayden Avenue, Suite 500
Lexington, MA 02421
(Name and Address of Agent For Service)
(781) 860-0045
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	925,615 shares	$22.17 (2)	$20,520,885 (2)	$2,555

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on February 26, 2018.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-195125, filed with the Securities and Exchange Commission on April 8, 2014 by the Registrant, relating to the Registrant’s Amended and Restated 2006 Stock Option and Grant Plan and 2014 Stock Incentive Plan, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Incorporated by Reference
		Form	File Number	Date of Filing	Exhibit Number	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-36310	February 20, 2014	3.1

4.2	Amended and Restated By-Laws of the Registrant	8-K	001-36310	February 20, 2014	3.2

5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant					X

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)					X

23.2	Consent of Ernst & Young LLP					X

24.1	Power of attorney (included on the signature pages of this registration statement)					X

99.1	2014 Stock Incentive Plan	S-1	333-193335	February 3, 2014	10.6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, Commonwealth of Massachusetts, on this 1st day of March, 2018.

CONCERT PHARMACEUTICALS, INC.

By:	/s/ Roger. D Tung
Roger D. Tung, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Concert Pharmaceuticals, Inc., hereby severally constitute and appoint Roger D. Tung, Nancy Stuart and Marc Becker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Concert Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger D. Tung	Director, President and Chief Executive Officer (Principal Executive Officer)	March 1, 2018
Roger D. Tung, Ph.D.

/s/ Marc Becker	Chief Financial Officer (Principal Financial Officer)	March 1, 2018
Marc Becker

/s/ Ryan Lynch	Corporate Controller (Principal Accounting Officer)	March 1, 2018
Ryan Lynch

/s/ Richard H. Aldrich	Director	March 1, 2018
Richard H. Aldrich

/s/ Thomas G. Auchincloss	Director	March 1, 2018
Thomas G. Auchincloss

/s/ Ronald W. Barrett	Director	March 1, 2018
Ronald W. Barrett, Ph.D.

/s/ Meghan FitzGerald	Director	March 1, 2018
Meghan FitzGerald, Ph.D.

/s/ Christine van Heek	Director	March 1, 2018
Christine van Heek

/s/ Peter Barton Hutt	Director	March 1, 2018
Peter Barton Hutt

/s/ Wilfred E. Jaeger	Director	March 1, 2018
Wilfred E. Jaeger, M.D.

/s/ Wendell Wierenga,	Director	March 1, 2018
Wendell Wierenga, Ph.D.